News Release CACI International Inc 1100 North Glebe Road Arlington Virginia 22201

CACI Announces Intent to Acquire Acton Burnell, Inc.

Arlington, Va., September 24, 2002 -- CACI International Inc (NYSE:CAI) announced today that it has signed an agreement to acquire all of the outstanding stock of Acton Burnell, Inc., a privately held information technology company with fiscal 2002 revenue of $28.4 million. The acquisition is expected to enhance CACI's capabilities in systems integration, knowledge management, manpower readiness and training, and financial systems. It will expand CACI's U.S. Navy support with new clients in the naval aviation arena and complement the company's growing client base in the Department of Veterans Affairs, recently expanded with CACI's acquisition of the Government Solutions Division of Condor Technologies, Inc. in August. The transaction is expected to be completed in October after approval of the sale by the shareholders of Acton Burnell. The transaction is anticipated to be accretive to earnings. The company also indicated that its current guidance for revenue and earnings for the full fiscal year of 2003 remains unchanged. Terms of the transaction were not disclosed.

Acton Burnell is a veteran-owned professional services firm supporting the information technology needs of the federal government. The firm is headquartered in Alexandria, Virginia, with customers in New York, Maryland, Texas, Utah, New Jersey, California, Illinois, and Florida. Acton Burnell is recognized as a leader in providing management and technology solutions to complex problems, and is known for exceeding customer expectations.

According to Stan Ecton, CEO of Acton Burnell, "Becoming part of the CACI team gives a broader set of opportunities to Acton Burnell employees and allows us to offer additional solutions to our customers."

"CACI's acquisition of Acton Burnell, Inc. provides us great opportunities for synergy and growth in several of CACI's business areas," noted Dr. J.P. (Jack) London, CACI Chairman and CEO. "It will expand our business base within the U.S. Navy and federal civilian agencies and enable us to offer more capabilities to more clients. Acton Burnell also consistently ranks very high in client surveys of timeliness and responsiveness -- which is a perfect fit with CACI's strong emphasis on client support."

CACI International Inc provides the IT and network solutions needed to prevail in today's new era of defense, intelligence, and e-government. From systems integration and managed network solutions to knowledge management, engineering, simulation, and information assurance, we deliver the IT applications and infrastructures our federal customers use to improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. Our solutions lead the transformation of defense and intelligence, assure homeland security, enhance decision-making, and help government to work smarter, faster, and more responsively. CACI, a member of the Russell 2000 and S&P SmallCap 600 indices, provides dynamic careers for more than 5,500 employees working in 90 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.caci.com.

There are statements made herein which may not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and United Kingdom, particularly in connection with terrorist activities or the response of governments to such activities; changes in interest rates; currency fluctuations; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business, particularly in connection with competition for award of contracts from the U.S. Navy; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. Government or other public sector projects in the event of a priority need for funds, particularly in connection with the war on terrorism and Homeland Security; government contract procurement (such as bid protest) and termination risks; the results of the appeal of CACI International Inc. ASBCA No. 53058; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and competition to hire and retain employees; our ability to complete and successfully integrate acquisitions appropriate to achievement of our strategic plans; our ability to complete performance of fixed price contracts within contract value; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) competition for task orders under government wide acquisition or General Services Administration contracts, (ii) outsourcing of traditionally governmental functions, and (iii) small business contracting; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the Company's Securities and Exchange Commission filings.

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For investor information contact: David Dragics Director, Investor Relations (703) 841-7835 ddragics@caci.com	For other information contact: Jody Brown Vice President, Public Relations (703) 841-7801 jbrown@caci.com